Exhibit 99.1
FOR IMMEDIATE RELEASE:

DRUGMAX SIGNS LETTER OF INTENT TO ACQUIRE A LEADING
LOUISIANA INDEPENDENT SPECIALTY PHARMACY COMPANY

FARMINGTON, CT (February 21, 2006) - DrugMax, Inc. (NASDAQ: DMAX) today announced that it has signed a non-binding letter of intent to acquire the stock of Carmichael Cashway Pharmacy Inc., operator of 3 pharmacies known as Carmichael Pharmacy-Infusion Therapy & Medical Equipment (the “Carmichael Pharmacy Group”).

The Carmichael Pharmacy Group provides specialty pharmacy, institutional pharmacy services, respiratory and related medical equipment, including products and therapies requiring infusion compounding, to patients and physicians. The pharmacies are located in Lafayette, Crowley and Lake Charles, Louisiana. Carmichael facilities operate in leased, community-based locations. The Lafayette Pharmacy is located immediately adjacent to Lafayette General Hospital. The Carmichael Pharmacy Group has provided to DrugMax preliminary unaudited financial information indicating that it had revenue of approximately $30 million in 2005. DrugMax is in the process of conducting due diligence on Carmichael Pharmacy Group.

“We are thrilled to have entered into a Letter of Intent with the Carmichael Pharmacy Group,” said Ed Mercadante R.Ph., DrugMax Chairman and Chief Executive Officer. “Ted and Judy Carmichael, together with their superb staff, operate one of the best overall pharmacy operations I have ever seen. We expect this pharmacy group to be a foundation of our continued growth in 2006.”

Mr. Mercadante further remarked: “We believe this deal, our second acquisition announced this quarter, will be accretive in 2006, providing the Company with immediate and significant revenue and EBITDA growth, as well as important regional market share benefits. With the acquisition of this pharmacy group, DrugMax will further solidify its market position in Louisiana and continue its pursuit of revenue and profit expansion while concentrating on higher gross margin products and services.”

The Pharmacy Group was founded by Ted Carmichael R.Ph. nearly 36 years ago and currently employs over 120 clinical pharmacy, medical equipment, sales, administrative and delivery staff in its 3 pharmacies. It offers patient services throughout their region of Louisiana through an extensive clinical, sales and delivery network. “We are delighted to be joining the professionals at Familymeds/DrugMax who are committed to providing a continued level of superior patient services,” said Mr. Carmichael.

DrugMax already operates a Pharmaceutical and Medical Supply Distribution location in St. Rose, LA, known as Valley Medical Supply (“VMS”). VMS sells pharmaceuticals including specialty pharmacy products and medical supplies to Physicians, Homecare Providers, Clinics, Pharmacies and other Healthcare Providers through its nationwide mail order operation.

The acquisition of the Carmichael Pharmacy Group is subject to various conditions, including without limitation the negotiation and finalization of a definitive purchase agreement, the completion of satisfactory due diligence, customary regulatory filings, bank financing approval and the approval of the acquisition by DrugMax’s Board of Directors. Although DrugMax hopes to close by March 2006, there can be no assurances that these conditions will be satisfied or that the acquisition will be completed. Further, until DrugMax completes its due diligence, investors are cautioned not to place undue reliance on financial information regarding the Carmichael Pharmacy Group.

Following the sale of its wholesale drug distribution business in December 2005, DrugMax’s primary focus has been to operate its higher margin pharmacy and specialty pharmaceutical business while actively seeking opportunities to achieve both near-term and long-term growth. This growth is expected to come from accretive acquisitions of clinic and specialty pharmacies and from opening new worksite pharmacies. In December, the company opened a new Worksite PharmacySM at The Scotts Miracle-Gro Company servicing more than 5,000 employees and retirees, and in early January signed a deal to provide pharmacy benefit administration services to employers through a partnership with Clarity. On January 30, 2006, the company announced the acquisition of the assets of a medical office based oncology pharmacy operation known as Central Florida Pharmacy, located in Orlando FL.

Mr. Mercadante concluded, “Once we complete the Carmichael acquisition, together with our recent acquisition in Florida, we will have created considerable momentum towards significantly expanding our annualized pharmacy revenue base from 2005, in addition to substantially improving our future profit potential.” The company also expects to further leverage the Carmichael platform organization through billing, purchasing and regional sales resource synergies.

About DrugMax, Inc.
DrugMax, Inc. is a specialty pharmacy and medical specialty product provider formed by the merger on November 12, 2004 of DrugMax, Inc. and Familymeds Group, Inc. DrugMax works closely with doctors, patients, managed care providers, medical centers and employers to improve patient outcomes while delivering low cost and effective healthcare solutions. The Company is focused on building an integrated specialty drug platform through its pharmacy and specialty pharmaceutical operations. DrugMax operates 84 locations, including 7 franchised locations, in 13 states under the Arrow Pharmacy & Nutrition Center and Familymeds Pharmacy brand names. The Company also operates Worksite PharmacySM, which provides solutions for major employer groups, as well as specialty pharmaceutical distribution directly to physicians and other healthcare providers. The DrugMax platform is designed to provide services for the treatment of acute and complex health diseases including chronic medical conditions such as cancer, diabetes and pain management. The Company often serves defined population groups on an exclusive, closed panel basis to maintain costs and improve patient outcomes. DrugMax offers a comprehensive selection of brand name and generic pharmaceuticals, non-prescription healthcare-related products, and diagnostic supplies to its patients, physicians, clinics, long- term care and assisted living centers. More information about DrugMax can be found at http://www.drugmax.com. The Company's online product offering can be found at http://www.familymeds.com.

Safe Harbor Provisions

Certain oral statements made by management from time to time and certain statements contained in press releases and periodic reports issued by DrugMax, Inc., including those contained herein, that are not historical facts are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Because such statements involve risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Forward-looking statements, are statements regarding the intent, belief or current expectations, estimates or projections of DrugMax, its directors or its officers about DrugMax and the industry in which it operates, and include among other items, statements regarding its growth strategies and opportunities, including its plans to acquire other businesses (including the Carmichael Pharmacy Group), increase its revenues and profitability, and grow its pharmacy business. Although DrugMax believes that its expectations are based on reasonable assumptions, it can give no assurance that the anticipated results will occur. When used in this report, the words "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates," and similar expressions are generally intended to identify forward-looking statements.

Important factors that could cause the actual results to differ materially from those in the forward-looking statements include, among other items, (a) management's ability to successfully implement its business and growth strategies, including its ability to acquire other businesses, open new Worksite locations, and improve sales and profitability, (b) management’s ability to satisfy the various conditions to the acquisition of the Carmichael Pharmacy Group, (c) management’s ability to manage its growth, and (d) conditions in the capital markets, including the interest rate environment and the availability of capital. Further information relating to factors that could cause actual results to differ from those anticipated is included under the heading Risk Factors in DrugMax's Form 10-K for the year ended January 1, 2005 filed with the U.S. Securities and Exchange Commission. DrugMax disclaims any intention or obligation to update or revise forward-looking statements, whether as a result of new information, future events or otherwise.

For more information, contact:
DrugMax, Inc. (NASDAQ: DMAX)
Cindy Berenson, 860.676.1222 x138; berenson@familymeds.com

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